                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-KSB

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 11, 2001

                       Commission File Number: 033 1289 D

                                  CHAPEAU, INC.
                       ----------------------------------
               (exact name of registrant as specified in charter)

                                      UTAH
                       ----------------------------------
         (state or other jurisdiction of incorporation or organization)

                                   87-0431831
                       ----------------------------------
                      (IRS employer identification number)

                            9661 Comanche Moon Drive
                               Reno, Nevada 89511
                       ----------------------------------
               (address of principal executive offices; ZIP code)

                           50 West Broadway, Suite 501
                           Salt Lake City, Utah 84101
                       ----------------------------------
            (former address of principal executive offices; ZIP code)

                         Registrant's telephone number,
                              including area code:

                                 (916) 780-6764

                      Registrant's former telephone number,
                              including area code:

                                 (801) 323-0329

================================================================================

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On April 11, 2001, a special meeting of the Board of Directors of Chapeau,
Inc. ("Board"), a Utah corporation ("Chapeau", "Registrant", or "Company"), was held in Reno, Nevada.

     At the meeting, the Board approved a "Plan of Reorganization and Agreement
Among Chapeau, Inc., Chapeau Nevada, Inc., and Specialized Energy Products,
Inc." ("Reorganization Plan") between Chapeau and Specialized Energy Products,
Inc., a Nevada corporation ("SEP") whereby Chapeau will acquire 100% of the outstanding shares of SEP through a triangular reverse merger in exchange for the issuance of 3.5 million shares of Chapeau common stock. A copy of the
Reorganization Plan is attached to this report and incorporated by reference.
See Exhibit 1.1. The Company intends to commence operations in the development, assembly, and --- marketing of packaged co-generation and power generation systems to the electrical power market.

     As a result of the Reorganization Plan, Chapeau's principal offices will be relocated to 9661 Comanche Moon Drive; Reno, Nevada 89511.

     Set forth below are the names of each executive officer and director of the
Company:

 ============================================================================
  Name                       Position
 ----------------------------------------------------------------------------
 Thomas J. Manz             Chair, Board of Directors

 Guy A. Archbold            Chief Executive Officer, Chief Financial Officer,
                            and Secretary; Member, Board of Directors

 Gerald H. Dorn             President / Chief Operating Officer;
                            Member, Board of Directors

 Robert K. Adams, Sr.       Member, Board of Directors
 ============================================================================

There is no family relationship among the current directors and executive officers. For further information regarding Directors, please see Item (6)
below.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     In keeping with the terms of the Reorganization Plan, the Board has authorized the issuance of the new restricted shares of Company common stock to the following people:

     (a)  Gerald H. Dorn (2,234,750)

     (b)  Richard L. Sorter (538,300)

     (c)  Robert K. Adams (376,950)

     (d)  Edwin A. Hiner (215,250)

     (e)  Guillermo Ptancik (134,750)

On April 11, 2001, and in addition to the foregoing, the Board formally adopted a series of resolutions to issue stock options to each of the following people under the following conditions:

     (a)  Stock Options for Board Members.

          (i)  Per-member option to purchase 100,000 shares of common stock at a strike price of $0.50 per share, to vest immediately, and to expire in three years after vesting.

          (ii) Per-member option to purchase 100,000 shares of common stock at a strike price of $2.00 per share, 50% of the option to vest in one year, and 50% to vest in two years; the option will expire in five years after vesting.

     (b)  Stock Options for Officers.

          (i)  Guy A. Archbold (Chief Executive Officer): option to purchase
               266,666 of common stock at a strike price of $0.50 per share, to vest immediately; this option expires three years after vesting.
               The Company has also provided Mr. Archbold with an option to purchase 533,334 shares of common stock; 50% of the option is for a strike price of $1.50 per share, and 50% is for a strike price of $2.50 per share. The latter option will vest pro rata over a thirty-six month period, and is exercisable from the date of vesting.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     Those members of the Company's Board of Directors who have been listed in previous reports to the Commission have since resigned in contemplation of this transaction, and the current Board has been elected to oversee the Registrant's affairs.

     There is currently no dispute pending between the company and the former
Board members.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements and Exhibits.

          As of the date of this filing, it is impracticable to provide the required financial statements and pro forma financial information related to the transaction set forth in the Reorganization Plan. The Registrant anticipates that the financial statements and pro forma financial information will be filed with the Commission within approximately 60 days of this report's filing date, or as soon as otherwise practicable.

     (b)  Pro Forma Financial Information.

          The pro forma financial information related to the Reorganization Plan will be filed when the financial statements and exhibits are filed. See
     Item (7)(a) above.

     (c)  Exhibit(s).

          Exhibit 2 - "Plan of Reorganization and Agreement Among Chapeau, Inc.,
               Chapeau Nevada, Inc., and Specialized Energy Products, Inc."

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

         DATED: April 25, 2001.

                                          /s/Thomas J. Manz
                                          ---------------------------------
                                          Chair, Board of Directors